SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

              Pursuant to Section 13 or 15 (d) of
              The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 26, 1996



              FRANKLIN FINANCIAL SERVICES CORPORATION
     (Exact name of registrant as specified in its charter)


     Pennsylvania                 0-12126               23-144083
 (State or other jurisdiction   (Commission         (IRS Employer
 of incorporation)         File Number)          Ident. No.)


  20 South Main Street, Chambersburg, PA          17201
(Address of principal executive office)      (Zip Code)


Registrant's telephone number, including area code (717) 264-6116
                                N/A
(Former name or former address, if changes since last report)













Item 5.      Other Events.

     The joint press release of Farmers and Merchants Trust Company of Chambersburg ("F&M Trust") a wholly owned subsidiary of Franklin Financial Services Corporation, and PNC Bank dated June 26, 1996 relating to an agreement in principle by F&M Trust to purchase four branch facilities and retail deposit customer lists from PNC Bank and attached hereto as Exhibit 99 is incorporated by reference herein.

Item 7.      Financial Statements and Exhibits.

            (c)    Exhibits

     The following exhibits are filed herewith:

     Number              Description              Page Number

       99      Joint press release, dated June 26,      3
               1996, of Farmers and Merchants
               Trust Company of Chambersburg
               and PNC Bank

                         Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         FRANKLIN FINANCIAL SERVICES CORPORATION

                             /s/ William E. Snell, Jr.
                         By:
                              William E. Snell, Jr., President
                                and Chief Executive Officer



Dated: July 3, 1996








EXHIBIT 99


Joint News Release

  PNC Bank, F&M Trust Announce Branch Location Sales Agreement

Camp Hill, PA, June 26, 1996-Bruce E. Walton, executive vice president of PNC Bank, Central PA, and William E. Snell, Jr, president and chief executive officer of Farmers and Merchants Trust Company of Chambersburg (F&M Trust) today jointly announced that the companies have agreed in principle for F&M Trust to purchase the physical facilities of the following PNC Bank locations:
Boiling Springs, Newville, Shippensburg and Chambersburg.

     The sales agreement would affect the respective banking officers in the following manner:

          The Boiling Springs branch, 3 East First Street, Boiling Springs, will remain open past the originally announced closing date of June 28, 1996 and will continue to operate as PNC Bank until further notice. F&M Trust has plans to continue operations at the Boiling Springs location without interruption.

          The Newville branch, 9 Big Spring Avenue, Newville and the Shippensburg branch, 13 Shippensburg Shopping Center, Shippensburg, will continue to operate as PNC until further notice. F&M Trust intends to continue operations at these locations without interruption.

          F&M Trust plans to service Chambersburg area customers through its Memorial Square office, which is located about a block away from the PNC Bank Chambersburg branch, 143 East Queen Street, Chambersburg, and through its network of office locations throughout the Chambersburg area.

     Under the terms of the agreement, F&M Trust would purchase the physical branches and retail deposit customer lists for each of the respective locations. Deposits and loans of the branch are not included in the sale. Financial terms of the agreement were not disclosed. Customers would have the choice of either moving their accounts to F&M Trust or continuing to bank with PNC Bank.

     Agreements like this one allow PNC Bank to focus on the strategic realignment of its branch network. F&M Trust is provided with the opportunity to expand its market service area beyond Franklin County into Cumberland County. Communities and customers of these offices will not be inconvenienced with the loss of a local branch and will be offered a comparable array of services as a result of this agreement.

     The proposed transaction is subject to a number of conditions, including reaching a definitive agreement and securing all necessary bank and regulatory approvals. Consummation of this transaction, assuming that approvals are cleared according to schedule, is expected to occur in late October 1996.

     F&M Trust, a community bank headquartered in Chambersburg with nine offices located throughout Franklin County in Chambersburg, Marion, Mont Alto, and Waynesboro, is the sole banking subsidiary of Franklin Financial Services Corporation. Total assets for the bank holding company on March 31, 1996 were $320 million.

     PNC Bank Corp., headquartered in Pittsburgh, is one of the largest financial services organizations in the United States, with banking subsidiaries in Pennsylvania, New Jersey, Delaware, Ohio, Kentucky, Indiana, Massachusetts, and Florida. Its major businesses include corporate banking; consumer banking; mortgage banking; real estate banking; and asset management.

CONTACT: Rob Rutz, PNC Bank Public Relations Mgr. (717) 730-2452
         Kenneth Ditzler, F&M Trust SVP-Marketing Mgr (717) 261-3665